Exhibit 21
Subsidiaries of Dean Foods Company
As of February 23, 2007
RESTRICTED SUBSIDIARIES

	Type Of	Jurisdiction Of		No. Of Shares	%
Legal Name	Entity	Organization	Owner	Or Units	Ownership
31 Logistics, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Alta-Dena Certified Dairy, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Barber Ice Cream, LLC	LLC	DE	Mayfield Dairy Farms, LLC	100 units	100.0%

Barber Milk, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Berkeley Farms, LLC	LLC	CA	Dean West II, LLC	100 units	100.0%

Broughton Foods, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Country Delite Farms, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Country Fresh, LLC	LLC	MI	Dean Midwest Holding, Ltd.	100 units	100.0%

Creamland Dairies, LLC	LLC	NM	Gandy’s Dairies, LLC	100 units	100.0%

Dairy Fresh, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Dan Morton, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dean Dairy Holdings, LLC	LLC	DE	Dean Holding Company	100 units	100.0%

Dean Dairy Products Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean East II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dean East, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dean Foods Company of California, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Dean Foods Company of Indiana, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Foods Foundation	Not-for-profit Corp	IL	Dean Holding Company	100 shares	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%
Legal Name	Entity	Organization	Owner	Or Units	Ownership
Dean Foods North Central, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Holding Company	Corp	WI	Dean Foods Company	10,110 Class A	100.0%
				20,220 Class B	100.0%

Dean Illinois Dairies, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Intellectual Property Services II, L.P.	LP	DE	DIPS GP, II, LLC	100 partnership interests	.1%
			DIPS Limited Partner II		99.9%

Dean Intellectual Property Services, L.P.	LP	DE	DIPS GP, Inc.	100 partnership interests	0.10%
			DIPS Limited Partner		99.90%

Dean International Holding Company	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Legacy Brands, Inc.	Corp	DE	DIPS Limited Partner II	10 common	100.0%

Dean Management Corporation	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Midwest Holding, Ltd.	Corp	Virgin Islands (British)	Dean East, LLC	1,000 common	100.0%

Dean Milk Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Puerto Rico Holdings, LLC	LLC	DE	Dean Foods Company	1 unit	100.0%

Dean Services, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%

Dean SoCal, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Dean Transportation, Inc.	Corp	OH	Dean Dairy Holdings, LLC	100 common	100.0%

Dean West II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dean West, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

DIPS GP II, LLC	LLC	DE	Dean Legacy Brands, Inc.	100 units	100.0%

DIPS GP, Inc.	Corp	DE	Suiza Dairy Group, LLC	1,000 common	100.0%

DIPS Limited Partner	Trust	DE	Suiza Dairy Group, LLC	Beneficiary Interests 1	100.0%

DIPS Limited Partner II	Trust	DE	Dean Holding Company	Beneficiary Interests 1	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%
Legal Name	Entity	Organization	Owner	Or Units	Ownership
Elgin Blenders, Incorporated	Corp	IL	Dean Holding Company	30,000 common	100%

Fairmont Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Gandy’s Dairies, LLC	Corp	TX	Dean West II, LLC	100 units	100.0%

Garelick Farms, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Horizon Organic Dairy, LLC	LLC	DE	WhiteWave Foods Company	100 units	100.0%

Horizon Organic International, Inc.	Corp	DE	WhiteWave Foods Company	1,000 common	100.0%

International Dairy Holdings, LLC	LLC	DE	Dean International Holding Company	100 units	100.0%

Kohler Mix Specialties of Minnesota, LLC	LLC	DE	Morningstar Foods, LLC	85 units	85.0%
			Marathon Dairy Investment Corp.	15 units	15.0%

Kohler Mix Specialties, LLC	LLC	DE	Morningstar Foods, LLC	95 units	95.0%
			Marathon Dairy Investment Corp.	5 units	5.0%

Land-O-Sun Dairies, LLC	LLC	DE	Dean East, LLC	80 units	80.0%
			Dean Foods Company	20 units	20.0%

Liberty Dairy Company	Corp	MI	Dean East II, LLC	26,300 common	100.0%

Louis Trauth Dairy, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Marathon Dairy Investment Corp.	Corp	MN	Morningstar Foods, LLC	1,000 common	100.0%

Mayfield Dairy Farms, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

McArthur Dairy, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%

Meadow Brook Dairy Company	Corp	PA	Dean East II, LLC	10 Class A	100.0%
				776 Class B	100.0%

Melody Farms, LLC	LLC	DE	Dean Midwest Holding, Ltd.	100 units	100.0%

Midwest Ice Cream Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Model Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%
Legal Name	Entity	Organization	Owner	Or Units	Ownership
Morningstar Foods, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

New England Dairies, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%

Old G & Co., Inc.	Corp	Puerto Rico	Dean Puerto Rico Holdings, LLC	1 common	100.0%

Pet O’Fallon, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Purity Dairies, LLC	LLC	DE	Dean East II, LLC	100 common	100.0%

Reiter Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Robinson Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

Schenkel’s All-Star Dairy, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Schenkel’s All-Star Delivery, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

SFG Management Limited Liability Company	LLC	DE	Dean West, LLC	95 units	95.0%
			Dean Management Corporation	5 units	5.0%

Shenandoah’s Pride, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%

Southern Foods Group, L.P.	LP	DE	Southern Foods Holdings	99% LP Interest	99.0%
			SFG Management Limited Liability Company	1% GP Interest	1.0%

Southern Foods Holdings	Trust	DE	Dean West, LLC	Beneficiary Interest 1	100.0%

Suiza Dairy Group, LLC	LLC	DE	Dean Foods Company	100 units	100.0%

Sulphur Springs Cultured Specialties, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

Swiss II, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Swiss Premium Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

T.G. Lee Foods, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%

Terrace Dairy, LLC	LLC	DE	New England Dairies, LLC	100 units	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%
Legal Name	Entity	Organization	Owner	Or Units	Ownership
Tuscan/Lehigh Dairies, Inc.	Corp	DE	Garelick Farms, LLC	1,000 common	100.0%

Verifine Dairy Products of Sheboygan, LLC	LLC	WI	Dean East II, LLC	100 units	100.0%

WhiteWave Foods Company	Corp	DE	Dean Foods Company	1,000 common	100.0%

WhiteWave Services, Inc.	Corp	DE	WhiteWave Foods Company	10 common	100.0%

UNRESTRICTED SUBSIDIARIES

				No. of
	Type of	Jurisdiction of		Shares or
Legal Name	Entity	Organization	Owner	Units	% Ownership
Colorado ES LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Curan, LLC	LLC	DE	Regan, LLC	100 units	100.0%

Dairy Information Systems, LLC	LLC	DE	Dairy Information Systems Holdings, LLC	100 units	100.0%

Dairy Information Systems Holdings, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dixie Holding, Inc.	Corp	NY	Franklin Holdings, Inc.	100 common	100.0%

Franklin Holdings, Inc.	Corp	DE	Dean Foods Company	1,000 common	100.0%

Franklin Plastic, Inc.	Corp	DE	Franklin Holdings, Inc.	35,853,847 Common	99.0%
				100,00 Preferred

Importadora y Distribuidora Dean Foods, S.A. de C.V.	Corp	Mexico	Tenedora Dean Foods International, SA de CV	4,999 common	99.9%
			Creamland Dairies, LLC	1 common	0.1%

Neptune Colorado LLC	LLC	DE	Colorado ES LLC	100 units	100.0%

Reeves Street, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%

Regan, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Tenedora Dean Foods Internacional, S.A. de C.V.	Corp	Mexico	Dean West II, LLC	4,999 common	99.98%